                                   EXHIBIT 8

                       [SUTHERLAND ASBILL & BRENNAN LLP]



                                  May 13, 1999


Board of Directors
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Directors:


    We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 1 to the Registration Statement on Form S-6 filed (File No. 333-72775) by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,
                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:      /s/ DAVID S. GOLDSTEIN
                                          --------------------------------------

                                                     David S. Goldstein